UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2023

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2023, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TransDigm Group”), completed the previously announced refinancing of all of the approximately $5,559 million of its existing tranche E term loans maturing May 30, 2025 and tranche F term loans maturing December 9, 2025. The refinancing was completed with the net proceeds of approximately $4,559 million of new tranche I term loans (the “New Tranche I Term Loans”) maturing August 24, 2028, together with the net proceeds of the issuance of $1,000 million principal amount of 6.75% Senior Secured Notes due August 15, 2028 (the “Notes”) and cash on hand.

Credit Agreement Amendment

On February 24, 2023, TransDigm, TransDigm Group and certain subsidiaries of TransDigm entered into Amendment No. 11, Loan Modification Agreement and Refinancing Facility Agreement (the “Credit Agreement Amendment”), pursuant to which, among other things, TransDigm (i) incurred approximately $4,559 million New Tranche I Term Loans maturing August 24, 2028, and (ii) refinanced the existing tranche E term loans maturing May 30, 2025 and the existing tranche F term loans maturing December 9, 2025 with the proceeds of the New Tranche I Term Loans and the Notes. The applicable margin for the New Tranche I Term Loans bearing interest at Term SOFR is 3.25% compared to an applicable margin for the former tranche E and F term loans which bore interest at LIBOR plus 2.25%. Original issue discount of 0.25% was paid to lenders of the New Tranche I Term Loans. The New Tranche I Term Loans were fully drawn on February 24, 2023 and the other terms and conditions that apply to the New Tranche I Term Loans are substantially the same as the terms and conditions that applied to the term loans immediately prior to the Credit Agreement Amendment.

The Credit Agreement Amendment amends that certain Second Amended and Restated Credit Agreement, dated June 4, 2014, as amended, with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the other agents and lenders named therein.

Indenture

On February 24, 2023, TransDigm issued $1,000 million in aggregate principal amount of Notes at an issue price of 100% of the principal amount thereof in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of February 24, 2023 (the “Indenture”), among TransDigm, as issuer, TransDigm Group, TransDigm UK Holdings plc (“TransDigm UK”) and the other subsidiaries of TransDigm party thereto, as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and US collateral agent, and The Bank of New York Mellon, as UK collateral agent.

The Notes bear interest at the rate of 6.75% per annum, which accrues from February 24, 2023 and is payable in arrears on February 15 and August 15 of each year, commencing on August 15, 2023. The Notes mature on August 15, 2028, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

TransDigm may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If TransDigm Group or TransDigm experiences specific kinds of changes in control or TransDigm Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the Notes on the terms set forth in the Indenture.

The Notes are TransDigm’s senior secured obligations. The Notes are guaranteed on a senior secured basis by TransDigm Group, TransDigm UK and, other than immaterial subsidiaries and certain other exceptions, all of TransDigm’s existing and future U.S. subsidiaries. The Notes and guarantees rank equally in right of payment with all of TransDigm’s and the guarantors’ existing and future senior indebtedness, senior in right of payment to any of TransDigm’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and guarantees, and structurally subordinated to all of the liabilities of TransDigm’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit TransDigm’s ability, and the ability of certain of its subsidiaries, to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt, make certain investments, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, incur or suffer to exist liens securing indebtedness and engage in certain business activities. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TransDigm, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all Notes to be due and payable immediately.

The above summaries of the Indenture and the Credit Agreement Amendment are qualified in their entirely by reference to the Indenture and the Credit Agreement Amendment, which are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 24, 2023, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and US collateral agent, and The Bank of New York Mellon, as UK collateral agent, relating to TransDigm Inc.’s 6.75% Senior Secured Notes due 2028.

4.2	Form of 6.75% Senior Secured Notes due 2028 (included in Exhibit 4.1).

10.1*	Amendment No. 11, Loan Modification Agreement and Refinancing Facility Agreement, dated February 24, 2023, to the Second Amended and Restated Credit Agreement, dated June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. TransDigm Group hereby undertakes to furnish on a supplemental basis a copy of any omitted exhibit upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Michael J. Lisman
Name: Michael J. Lisman
Title: Chief Financial Officer

Dated: February 24, 2023